SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 4, 2005

TIPPERARY CORPORATION

(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

303-293-9379

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Signature
Exhibit Index
EX – 10.37 – Agreement and Plan of Merger
EX – 10.38 – Amended and Restated Agreement and Plan of Merger
EX – 99.6 – Press Release

ITEM 1.01 Entry into a Material Definitive Agreement

On July 1, 2005, Tipperary Corporation (the “Company”) and Santos International Holdings Pty Ltd., an Australian Capital Territory corporation (“Santos”), announced the execution of an Agreement and Plan of Merger, dated as of July 1, 2005 (the “Original Merger Agreement”), by and among the Company, Santos, and Santos Acquisition Co., a Texas corporation and wholly owned subsidiary of Santos (“Merger Sub”).  The Original Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Original Merger Agreement, the Company will merge with and into Merger Sub, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Santos (the “Merger”).

Subject to the terms and conditions of the Original Merger Agreement, which has been approved by the Special Committee of the Board of Directors of the Company and the Boards of Directors of both the Company and Santos, at the effective time and as a result of the Merger, each share of common stock, $0.02 par value, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger, other than shares as to which appraisal rights are properly asserted under Texas law and shares owned by the Company, Santos or their respective wholly owned subsidiaries, would be converted into $7.41 cash.

The Company and Santos have made customary representations, warranties and covenants in the Original Merger Agreement, including, among others, covenants (i) that the Company will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Original Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) that the Company will cause a shareholder meeting to be held by the Company to consider approval of the Merger and the other transactions contemplated by the Original Merger Agreement and (iv) that, subject to certain exceptions, the Company’s Board of Directors will recommend adoption by its shareholders of the Original Merger Agreement.  In addition, the Company made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

The representations and warranties of each party set forth in the Original Merger Agreement have been made solely for the benefit of the other party to the Original Merger Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure letters that the parties have exchanged in connection with signing the Original Merger Agreement, (ii) will not survive consummation of the Merger and cannot be the basis for any claims under the Original Merger Agreement by the other party after termination of the Original Merger Agreement, except if willfully false as of the date of the Original Merger Agreement, (iii) are subject to materiality standards which may differ from what may be viewed as material by investors and (iv) were made only as of the date of the Original Merger Agreement or such other date as is specified in the Original Merger Agreement.  The disclosure letters referred to above contain information (including information that has been included in the Company’s prior public disclosures, as well as potential additional non-public information) that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Original Merger Agreement.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, as they are modified in important part by the disclosure letters.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Original Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of the Company Common Stock, (ii) absence of any law or order prohibiting the completion of the Merger and (iii) certain other regulatory approvals.  In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (ii) material compliance of the other party with its covenants.

Simultaneously with, and as a condition to, the execution of the Original Merger Agreement, Santos and Slough Estates plc, a United Kingdom public limited company (“Slough”), entered into an Interest Purchase Agreement dated as of July 1, 2005 (the “IPA”), providing for, among other things, the sale to Santos by Slough of all of the debt and equity interests held by Slough, Slough Estates USA Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Slough (“Slough USA”), and Slough Trading Estates Limited, a United Kingdom limited company and a wholly-owned subsidiary of Slough (“STEL”) (collectively, Slough, Slough USA and STEL are referred to as the “Slough Parties”), in the Company and its subsidiaries, and the procurement of a release of the Slough Parties from their guarantees of certain indebtedness of the Company (the “Slough Interests”) simultaneously with the closing of the Merger contemplated under the Original Merger Agreement.

Total consideration for the transactions under the Original Merger Agreement and the IPA was fixed at approximately $466 million in cash.

On July 4, 2005, the Company and Santos entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”), which was approved on July 3, 2005, by the Special Committee of the Board of Directors of the Company, and by the Boards of Directors of both the Company and Santos, amending the provisions of the Merger Agreement to increase the price paid for the Company Common Stock under the Merger from $7.41 to $7.43, to provide that the materiality of representations and warranties by the Company will cease to be a condition to closing the Merger upon the closing of the transactions contemplated by the Amended IPA, which is expected to occur on July 13, 2005, and to provide that from and after such closing under the Amended IPA Santos may appoint a majority of the members of the Company’s Board of Directors, subject to the satisfaction of applicable regulatory requirements.  The Amended Merger Agreement also provides that Santos will not purchase any Company Common Stock or other Company securities for less than $7.43 per share for one year after the shareholder meeting called to consider the Merger (other than from dissenting shareholders), will not cause the Company to de-register as a public company prior to the Merger or for two years after the shareholder meeting if the merger is not approved, or, to cause the Company to enter into transactions with affiliates of Santos without the approval of the independent members of the Board of Directors.  Except as described above, the Amended Merger Agreement does not materially affect any other terms of the Original Merger Agreement, including the total consideration to be paid in the Merger and the acquisition of the Slough Interests, which remains at approximately $466 million.

On July 4, 2005, Santos and Slough entered into an Amended and Restated Interest Purchase Agreement (the “Amended IPA”) to accelerate the acquisition by Santos of the Slough Interests from the date of closing of the Merger, to July 13, 2005.  In recognition of the benefit to Slough of an accelerated closing date for purchase of the Slough Interest, Slough agreed to reduce the sale price for its Company Common Stock from $7.41 per share to $7.39 per share, provided that Santos increase the price to be paid to the remaining shareholders in the Merger from $7.41 to $7.43 per share.

In the event of a termination of the Amended Merger Agreement under certain circumstances, the Company may be required to pay Santos a termination fee as set forth in the Amended Merger Agreement.

The Original Merger Agreement is filed herewith as Exhibit 10.37 and is incorporated herein by reference.  The Amended Merger Agreement is filed herewith as Exhibit 10.38 and is incorporated herein by reference.  The forgoing description of the Original Merger Agreement and the Amended Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to such documents.

The Company issued a press release on July 1, 2005 announcing the proposed Merger. The text of the press release was filed as Exhibit 99.5 to the Company’s Form 8-K filed on July 1, 2005.  The Company issued a press release on July 5, 2005 announcing the amendment to the Merger Agreement, which is filed as Exhibit 99.6 to this Form 8-K.

In connection with the Merger, the Company will file a proxy statement and may file additional relevant documents with the Securities and Exchange Commission (the “SEC”).  Shareholders are urged to read the proxy statement and any other relevant documents filed with the SEC regarding the proposed Merger because they may contain important information.  Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company and Santos, without charge, at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to the Company or Santos.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON

By:	/s/ David L. Bradshaw
David L. Bradshaw, President,
Chief Executive Officer and
Chairman of the Board

Date: July 8, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.37	Agreement and Plan of Merger
10.38	Amended and Restated Agreement and Plan of Merger
99.6	Press Release